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                                                                   Exhibit 10.21



                            AIRCRAFT LEASE AGREEMENT
                        dated as of 2/8/02 ("AGREEMENT")

This Agreement (together with all supplements, exhibits and schedules hereto hereinafter referred to as the "LEASE") is between GENERAL ELECTRIC CAPITAL CORPORATION, with an office at 2400 E. KATELLA AVENUE SUITE 800, ANAHEIM, CA 92806 (together with its successors and assigns, if any "LESSOR") and TERAYON COMMUNICATION SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware with its mailing address and chief place of business at 2952 BUNKER HILL LANE, SANTA CLARA, CA 95054 (hereinafter called "LESSEE").

1.   LEASING:

     (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the aircraft, including the airframe, engines and all appurtenant equipment and property (together hereinafter the "AIRCRAFT") described in Annex A.

     (b) Lessor shall purchase the Aircraft from the manufacturer or supplier thereof ("SUPPLIER") and lease it to Lessee if on or before the Last Delivery Date (specified in Annex B) Lessor receives each of the following documents in form and substance satisfactory to Lessor: (i) a copy of this Lease executed by Lessee, (ii) unless Lessor shall have delivered its purchase order for the Aircraft or received a bill of sale for the Aircraft in the name of Lessor (and in form and substance satisfactory to Lessor), the Purchase Document(s) Assignment and Consent in the form of Annex C, with copies of the purchase order or other purchase documents attached thereto; (iii) copies of insurance policies or, at Lessor's option, such other evidence of insurance which complies with the requirements of Section 10, (iv) evidence of an N number for the Aircraft together with an assignment of the rights thereto to Lessor; (v) evidence that the Aircraft has been duly certified as to type and airworthiness by the Federal Aviation Administration ("FAA"); (vi) evidence that Lessor's designated FAA escrow agent (which may be FAA counsel) has received in escrow the executed bill of sale and AC Form 8050-1 Aircraft Registration Form (except for the pink copy which shall be available to be placed on the Aircraft upon acceptance thereof), and an executed duplicate of this Lease all in proper form for filing with the FAA; (vii) resolution of Lessee authorizing this Lease in the form of Annex D; (viii) a completed inspection and/or survey with respect to the Aircraft in accordance with the requirements set forth in the Certificate of Acceptance; and (ix) such other documents as Lessor may reasonably request. Lessor's obligation to lease the Aircraft hereunder is further conditioned upon
(1) the cost to Lessor of the acquisition of the Aircraft not exceeding the Capitalized Lessor's Cost stated on Annex A; (2) upon delivery of the Aircraft, Lessee's execution and delivery to Lessor of a Certificate of Acceptance in the form of Annex E; and (3) filing of all necessary documents with, and the acceptance thereof by, the FAA.

     (c) Lessor hereby appoints Lessee its agent for inspection and acceptance of the Aircraft from the Supplier. Once the Certificate of Acceptance has been signed, Lessee may not cancel this Lease.


2.   TERM, RENT AND PAYMENT:

     (a) The rent ("RENT") payable for the Aircraft and Lessee's right to use the Aircraft begins on the date Lessee signs the Certificate of Acceptance ("COMMENCEMENT DATE"). The term ("TERM") of this Lease shall commence on the Commencement Date and shall continue, unless earlier terminated pursuant to the provisions of this Lease, until and including the Expiration Date stated in Annex B. If any Term is extended or renewed, the word "TERM" shall be deemed to refer to all extended or renewal Terms, and all provisions of this Lease shall apply during any such extension or renewal Terms, except as may be otherwise specifically provided in writing.

     (b) Lessee shall pay rent to Lessor at its address stated above, except as otherwise directed by Lessor. Rent payments shall be in the amount, payable at such intervals and due in accordance with the provisions of Annex B. (Each payment of Rent is hereinafter referred to as a "RENT PAYMENT".) If one or more Advance Rent is payable, such Advance Rent shall be (i) set forth on Annex B and due in accordance with the provisions of Annex B, and (ii) when received by Lessor, applied to the first Basic Term for Rent Payment as set forth on Annex B and the balance, if any, to the final Rent Payment(s), in inverse order of maturity. In no event shall any Advance Rent or any other Rent Payment be refunded to Lessee. If Rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($.05) per dollar on, and in addition to, the amount of such Rent but not exceeding the lawful maximum, if any.


3.   RENT ADJUSTMENT:

     (a) If, solely as a result of Congressional enactment of any law (including, without limitation, any modification of, or amendment or addition to, the Internal Revenue Code of 1986, as amended, ("CODE")), the maximum effective corporate income tax rate (exclusive of any minimum tax rate) for calendar-
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year taxpayers ("EFFECTIVE RATE") is higher than thirty-five percent (35%) for any year during the Term of this Lease, then Lessor shall have the right to increase such rent payments by requiring payment of a single additional sum. The additional sum shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value (defined below) divided by (iii) the difference between the new Effective Rate (expressed as a decimal) and one
(1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rental due in the year for which such adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values are defined on Annex F and the Tax Benefits are defined on Annex B. Lessee shall pay to Lessor the full amount of the additional rent payment on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

     (b) If, solely as a result of Congressional enactment of any law (including, without limitation, and modification of, or amendment or addition to, the Code, the Effective Rate is lower than thirty-five percent (35%) for any year during the lease term, then Lessor shall upon request reduce such rent payments by a single sum. The reduction shall be equal to the product of (i) the Effective Rate (expressed as a decimal) for such year less .35 (or, in the event that any adjustment has been made hereunder for any previous year, the Effective Rate (expressed as a decimal) used in calculating the next previous adjustment) times (ii) the adjusted Termination Value (defined below), divided by (iii) the difference between the new Effective Rate (expressed as in decimal) and one (1). The adjusted Termination Value shall be the Termination Value (calculated as of the first rent due in the year for which the adjustment is being made) minus the Tax Benefits that would be allowable under Section 168 of the Code (as of the first day of the year for which such adjustment is being made and all future years of the lease term). The Termination Values are defined on Annex F and the Tax Benefits are defined on Annex B. Lessor shall pay to Lessee the full amount of the rent reduction on the later of (i) receipt of notice or (ii) the first day of the year for which such adjustment is being made.

     (c) Lessee's obligations under this Section 3 shall survive any expiration or termination of this Agreement.

4. TAXES AND FEES: If permitted by law, Lessee shall report any pay promptly all taxes, fees and assessments due, imposed, assessed or levied against the Aircraft (or purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rents or receipts hereunder), any Schedule, Lessor or Lessee, by any domestic or foreign governmental entity or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp, value added, custom duties, landing fees, airport charges, navigation service charges, route navigation charges or other taxes, imposts, duties and charges, together with any penalties, fines or interest theron (collectively "TAXES"). Lessee shall have no liability for Taxes imposed by any taxing jurisdiction which are on or measured by the net income of Lessor except as provided in Sections 3 and 14(c). Lessee shall promptly reimburse (on an after tax basis) Lessor for any Taxes charged to or assessed against Lessor. Lessee shall show Lessor as the owner of the Aircraft on all tax reports or returns, and send Lessor a copy of each report or return and evidence of Lessees payment of Taxes upon request.

5. REPORTS: Lessee will provide Lessor with the following in writing within the time periods specified: (a) notice of any tax or other lien which attaches to the Aircraft and the full particulars of the tax or lien, within ten (10) days after Lessee becomes aware of the tax or lien, (b) Lessee's complete financial statements, certified by a recognized firm of certified public accountants, promptly after the filing of such financial statements with the Securities and Exchange Commission for each such fiscal year of the lease; (c) notice to Lessor of the Aircraft's location, and the location of all information, logs, documents and records relating to the Aircraft and its use, maintenance and/or condition, immediately upon request; (d) notice to Lessor of the relocation of the Aircraft's primary hangar location, ten (10) days prior to any relocation; (e) notice of loss or damage to the Aircraft which would cost more than the lesser of (i) ten percent (10%) of the original Capitalized Lessor's Cost or (ii) two hundred fifty thousand Dollars ($250,000.00) to repair or replace, within ten (10) days of such loss or damage; (f) notice of any accident involving the Aircraft causing personal injury or property damage, within ten (10) days of such accident; (g) copies of the insurance policies or other evidence of insurance required by the terms hereof, promptly upon request by Lessor; (h) copies of all information, logs, documents and records relating to the Aircraft and its use, maintenance and/or condition, within ten (10) days of such request; (i) on each annual anniversary of the Commencement Date of this Lease, a certificate of the authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no Event of Default or event which with notice or lapse of time (or both) would become an Event of Default; (j) such information as may be required to enable Lessor to file any reports required by any governmental authority as a result of Lessor's ownership of the Aircraft, promptly upon request of Lessor;
(k) copies of any manufacturer's maintenance service program contract for the airframe or engines, promptly upon request by Lessor; (l) evidence of Lessee's compliance with FAA airworthiness directives and advisory circulars and of compliance with other maintenance provisions of Section 7 hereof and the return provisions of Section 11, promptly upon request of Lessor; and (m) notice of any change in Lessee's state of incorporation or organization, within thirty (30) days of such change and (n) such other reports as Lessor may reasonably request.
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6.  DELIVERY, REGISTRATION, USE AND OPERATION:


     (a) The Aircraft shall be delivered directly from the Supplier to Lessee unless the Aircraft is being leased pursuant to a sale leaseback transaction in which case Lessee acknowledges that it is in possession of the Aircraft as of the Lease Commencement Date.

     (b) Lessee, at its own cost and expense, shall cause the Aircraft to be duly registered in the name of Lessor under the Title 49, Subtitle VII of the United States Code, as amended (the "FAA ACT"), and shall not register the Aircraft under the laws of any other country.

     (c) The possession, use and operation of the Aircraft shall be at the sole risk and expense of Lessee. Lessee acknowledges that it accepts full operational control of the Aircraft. Lessee agrees that the Aircraft will be used and operated in compliance with any and all statutes, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the use or operation thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof. Lessee will operate the Aircraft predominantly in the conduct of its business and will not use or operate, or permit the Aircraft to be used or operated, (i) in violation of any United States export control law, (ii) in a manner wherein the predominant use during any twelve month period is for a purpose other than transportation for Lessee including affiliates, employees, directors and guests, or in a manner, for any time period, such that Lessor or a third party shall be deemed to have "operational control" of the Aircraft, or (iii) for the carriage of persons or property for hire or the transport of mail or contraband. The Aircraft will, at all times be operated by duly qualified pilots holding at least a valid airline transport pilot certificate and instrument rating and any other certificate , rating, type rating or endorsement appropriate to the Aircraft, purpose of flight, condition of flight or as otherwise required by the Federal Aviation Regulations ("FAR"). The Aircrafts pilots shall be employed and/or paid and contracted for by Lessee, shall meet all recency of flight requirements and shall meet the requirements established and specified by the insurance policies required under this Lease and the FAA. The primary hanger location of the Aircraft shall be as stated in Annex B. Lessee shall not relocate the primary hanger location to a hanger location outside the United States. Lessor may examine and inspect the Aircraft, wherever located, on land and in flight, after giving Lessee reasonable prior notice.

     (d) AT ALL TIMES DURING THE TERM OF THE LEASE, THE AIRCRAFT WILL BE LOCATED AND USED PREDOMINATELY WITHIN THE CONTINENT OF NORTH AMERICA AND THE CARIBBEAN.

          (i) AT ALL TIMES DURING THE TERM OF THE LEASE, LESSEE AGREES NOT TO OPERATE OR LOCATE THE AIRCRAFT, OR ALLOW THE AIRCRAFT TO BE OPERATED OR LOCATED, IN OR OVER ANY AREA OF HOSTILITIES, ANY GEOGRAPHIC AREA WHICH IS NOT COVERED BY THE INSURANCE POLICES REQUIRED BY THIS LEASE, OR ANY COUNTRY OR JURISDICTION FOR WHICH EXPORTS OR TRANSACTIONS ARE SUBJECT TO SPECIFIC RESTRICTIONS UNDER ANY UNITED STATES EXPORT OR OTHER LAW OR UNITED NATIONS SECURITY COUNCIL DIRECTIVE, INCLUDING WITHOUT LIMITATION, THE TRADING WITH THE ENEMY ACT, 50 U.S.C. APP. SECTIONS 1 ET SEQ., THE INTERNATIONAL EMERGENCY ECONOMIC POWERS ACT, 50 U.S.C. APP. SECTIONS 1701 ET SEQ., AND THE EXPORT ADMINISTRATION ACT, 50 U.S.C. APP. SECTIONS 2401 ET SEQ. OR TO OTHERWISE VIOLATE, OR PERMIT THE VIOLATION OF, SUCH LAWS OR DIRECTIVES. LESSEE ALSO AGREES TO PROHIBIT ANY NATIONAL OF SUCH RESTRICTED NATIONS FROM OPERATING THE AIRCRAFT.

          (ii) Lessee represents and warrants that it does not on this date hold a contract or other obligation to operate the Aircraft in any of the following countries: Cuba, Iraq, Libya, Myanmar, North Korea, and the Federal Republic of Yugoslavia (Serbia and Montenegro).

          (iii) The engines set forth on Annex A shall be used only on the airframe described in Annex A and shall only be removed for maintenance in accordance with the provisions of this Lease.

     (e) Lessor shall not disturb Lessees quiet enjoyment of the Aircraft during the Term of this Lease unless an Event of Default has occurred and is continuing under this Lease.


7.  MAINTENANCE:

     (a) Lessee agrees that the Aircraft will be maintained in compliance with any and all statues, laws, ordinances, regulations and standards or directives issued by any governmental agency applicable to the maintenance thereof, in compliance with any airworthiness certificate, license or registration relating to the Aircraft issued by any agency and in a manner that does not modify or impair any existing warranties on the Aircraft or any part thereof.

     (b) Lessee shall maintain, inspect, service, repair, overhaul and test the Aircraft (including each engine) in accordance with (i) all maintenance manuals initially furnished with the Aircraft, including any subsequent amendments or supplements to such manuals issued by the manufacturer from time to time, (ii) all


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mandatory or otherwise required "SERVICE BULLETINS" issued, supplied, or available by or through the manufacturer and/or the manufacturer of any engine or part with respect to the Aircraft, (iii) all airworthiness directives applicable to the Aircraft issued by the FAA or similar regulatory agency having jurisdictional authority, and causing compliance to such directives to be completed through corrective modification in lieu of operating manual restrictions, and (iv) all maintenance requirements set forth in Annex G hereto. Lessee shall maintain all records, logs and other materials required by the manufacturer for enforcement of any warranties or by the FAA. All maintenance procedures required hereby shall be undertaken and completed in accordance with the manufacturer's recommended procedures, and by properly trained, licensed, and certificated maintenance sources and maintenance personnel, so as to keep the Aircraft and each engine in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear excepted, and so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the FAA.

     (c) Lessee agrees, at its own cost and expense, to (i) cause the Aircraft and each engine thereon to be kept numbered with the identification in serial number therefor as specified in Annex A; (ii) prominently display on the Aircraft that N number, and only that N number, specified in Annex A; and (iii) notify Lessor in writing thirty (30) days prior to making any change in the configuration (other than changes in configuration mandated by the FAA), appearance and coloring of the Aircraft from that in effect at the time the Aircraft is accepted by Lessee hereunder, and in the event of such change or modification of configuration, coloring or appearance, to restore, upon request of Lessor, the Aircraft to the configuration, coloring or appearance in effect on the Commencement Date or, at Lessor's option to pay to Lessor an amount equal to the reasonable cost of such restoration. Lessee will not place the Aircraft in operation or exercise any control or dominion over the same until such Aircraft marking has been placed thereon. Lessee will replace promptly any such Aircraft marking which may be removed, defaced or destroyed.

     (d) Lessee shall be entitled from time to time during the Term of this Lease to acquire and install on the Aircraft at Lessee's expense, any additional accessory, device or equipment as Lessee may desire (each such accessory, device or equipment, an "ADDITION"), but only so long as such Addition (i) is ancillary to the Aircraft; (ii) is not required to render the Aircraft complete for its intended use by Lessee; (iii) does not alter or impair the originally intended function or use of the Aircraft; and (iv) can be readily removed without causing material damage. Title to each Addition which is not removed by Lessee prior to the return of the Aircraft to Lessor shall vest in Lessor upon such return. Lessee shall repair all damage to the Aircraft resulting from the installation or removal of any Addition so as to restore the Aircraft to its condition prior to installation, ordinary wear and tear excepted.

     (e) Any alteration or modification (each an "ALTERATION") with respect to the Aircraft that may at any time during the Term of this Lease be required to comply with any applicable law or any governmental rule or regulation shall be made at the expense of Lessee. Any repair made by Lessee of or upon the Aircraft or replacement parts, including any replacement engine, installed thereon in the course of repairing or maintaining the Aircraft, or any Alteration required by law or any governmental rule or regulation, shall be deemed an accession, and title thereto shall be immediately vested in Lessor without cost or expense to Lessor.

     (f) Except as permitted under this Section 7, Lessee will not modify the Aircraft or affix or remove any accessory to the Aircraft leased hereunder.

     (g) If the Aircraft is to be operated at any time under Part 135 with the prior written consent of Lessor, then the Aircraft shall be maintained and operated in accordance with the applicable Part 135 standards.


8.   LIENS, SUBLEASE AND ASSIGNMENT:

     (a) LESSEE SHALL NOT SELL, TRANSFER, ASSIGN OR ENCUMBER THE AIRCRAFT, ANY ENGINE OR ANY PART THEREOF, LESSOR'S TITLE OR ITS RIGHTS UNDER THIS LEASE. LESSEE SHALL NOT, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, SUBLET, CHARTER OR PART WITH POSSESSION OF THE AIRCRAFT OR ANY ENGINE OR PART THEREOF OR ENTER INTO ANY INTERCHANGE AGREEMENT. Lessee shall not permit any Engine to be used on any other aircraft. Lessee shall keep the Aircraft each engine and any part thereof free and clear of all liens and encumbrances other than those which result from (i) the respective rights of Lessor and Lessee as herein provided;
(ii) liens arising from the acts or omissions of Lessor; (iii) liens for taxes not yet due; and (iv) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business of Lessee for sums not yet delinquent or being contested in good faith (and for the payment of which adequate assurances in Lessor's judgment have been provided Lessor).

     (b) Lessor and any assignee of Lessor may assign this Lease, or any part hereof and/or the Aircraft. Lessee hereby waives and agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.
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9.   LOSS, DAMAGE AND STIPULATED LOSS VALUE:  Lessee hereby assumes and shall bear the entire risk of any loss, theft, confiscation, expropriation, requisition, damage to, or destruction of, the Aircraft, any engine or part thereof from any cause whatsoever. If for any reason the Aircraft, or any engine thereto becomes worn out, lost, stolen, confiscated, expropriated, requisitioned, destroyed, irreparably damaged, or unusable ("CASUALTY OCCURRENCES") Lessee shall promptly and fully notify Lessor in writing. If, in the opinion of Lessor, a Casualty Occurrence has occurred which affects only the engine(s) of the Aircraft, then Lessee, at its own cost and expense, shall replace such engine(s) with an engine(s) acceptable to Lessor and shall cause title to such engine(s) to be transferred to Lessor for lease to Lessee under this Lease. Upon transfer of title to Lessor of such engine(s), such engine(s) shall be subject to the terms and conditions of this Lease, and Lessee shall execute whatever documents or filings Lessor deems necessary and appropriate in connection with the substitution of such replacement engine(s) for the original engine(s). If, in the opinion of Lessor, a Casualty Occurrence has occurred with respect to the Aircraft in its entirety, then on the first Rent Payment Date following the earlier of (a) receipt by Lessor of the proceeds of any insurance paid in respect of such Casualty Occurrence or (b) ninety (90) days after such Casualty Occurrence (the "PAYMENT DATE"), Lessee shall pay Lessor the sum of (i) the Stipulated Loss Value as set forth in Annex F calculated as of the Rent Payment Date prior to such Casualty Occurrence; and (ii) all Rent and other amounts which are due under this Lease as of the Payment Date. The foregoing provisions shall, however, in no way limit Lessee's continuing obligations to make Rent payments to Lessor on each scheduled Rent payment due date. Upon payment of all sums due hereunder, the Term of this Lease as to the Aircraft shall terminate.

10. INSURANCE: Lessee shall secure and maintain in effect at its own expense throughout the Term of the Lease insurance against such hazards and for such risks as Lessor may require. All such insurance shall be with companies satisfactory to Lessor. Without limiting the generality of the foregoing, Lessee shall maintain (i) liability insurance covering public liability and property, cargo and sudden accidental pollution coverage, in amounts not less than fifty million (50,000,000) United States dollars for any single occurrence;
(ii) all-risk aircraft hull and engine insurance (including, without limitation, with respect to engine or part thereof while removed from the aircraft and foreign object damage insurance) in an amount which is not less than the then Stipulated Loss Value; and (iii) confiscation, expropriation and war risk and allied perils (including, without limitation, terrorism) insurance and hijacking insurance in an amount which is (x) for physical damage, not less than the then Stipulated Loss Value and (y) for liability coverage, not less than fifty million (50,000,000) United States dollars for any single occurrence; All insurance shall: (1) name Lessor or owner of the Aircraft and as loss payee and additional insured (without responsibility for premiums),
(2) provide that any cancellation or substantial change in coverage shall not be effective as to the Lessor for thirty (30) days after receipt by Lessor of written notice from the insurer of such cancellation or change, (3) insure Lessor's interest regardless of any breach of warranty or other act or omission of Lessee, (4) include a severability of interest clause providing that such policy shall operate in the same manner as if there were a separate policy covering each insured, (5) waive any right of set-off against Lessee or Lessor, and any rights of subrogation against Lessor, and (6) be primary and not be subject to any offset by any other insurance carried by Lessor or Lessee.
Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for and to receive payment of and to execute or endorse all documents, checks or drafts in connection with all policies of insurance in respect of the Aircraft. Lessor shall not act as Lessees attorney-in-fact unless Lessee is in default. Lessee shall pay any reasonable expenses of Lessor in adjusting or collecting insurance proceeds. To the extent no Event of Default has occurred and is continuing, Lessor shall apply proceeds of insurance, in whole or in part, first (A) to repair the Aircraft, or repair or replace any part thereof (provided, that Lessor shall have no obligation to apply such insurance proceeds towards repair or replacement of the Aircraft or any part thereof, if Lessor determines, in its sole discretion, that any such repair or replacement is not capable of being completed before the expiration of the term of the Lease). then (B) to satisfy any obligation of Lessee to Lessor under this Lease. If an Event of Default has occurred and is continuing, Lessor may apply such insurance proceeds to either of the foregoing items (A) or (B), as Lessor shall determine, in its sole discretion.

11.  RETURN OF AIRCRAFT:

     (a) At expiration or termination of this Lease (the "RETURN DATE"), Lessee shall return the Aircraft to Lessor, at a location within the continental United States as Lessor shall direct. Lessee shall also return all logs, loose equipment, manuals and data associated with the Aircraft, including without limitation, inspection, modification and overhaul records required to be maintained with respect to the Aircraft under this Lease or under the applicable rules and regulations of the FAA or the manufacturer's recommended maintenance program, along with a currently effective FAA airworthiness certificate. Lessee shall, upon request, assign to Lessor its rights under any manufacturer's maintenance service contract or extended warranty for the Aircraft, any engine or part thereof. The Aircraft shall be returned in the condition in which the Aircraft is required to be maintained pursuant to Section 7, but with all logos or other identifying marks of Lessee removed. Additionally, Lessee shall ensure that the Aircraft complies with all requirements and conditions set forth on Annex G hereto. Lessee shall pay for all costs to comply with this Section 11(a).

     (b) Lessor shall arrange for the inspection of the Aircraft on the Return Date to determine if the Aircraft has been maintained and returned in accordance with the provisions of this Lease. Lessee shall be responsible for the cost of such inspection and shall pay Lessor such amount and additional Rent within ten
(10) days of demand. If the results of such inspection indicate that the Aircraft, any engine thereto or part thereof, has not been maintained or returned in accordance with the provisions of this Lease, Lessee shall pay to Lessor within ten (10) days of demand, as liquidated damages, the estimated cost ("ESTIMATED COST") of servicing or repairing the Aircraft, engine or part. The Estimated Cost shall be determined by Lessor by obtaining two quotes for such service or repair work and taking their average. Lessee shall bear the cost, if any, incurred by Lessor in obtaining such quotes.
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     (c)  If Lessee fails to return the Aircraft on the Return Date, Lessor shall be entitled to damages equal to the higher of (i) the Rent for the Aircraft, prorated on a per diem basis, for each day the Aircraft is retained beyond the Return Date; or (ii) the daily fair market rental for the Aircraft at the Return Date. Such damages for retention of the Aircraft after the Return Date shall not be interpreted as an extension or reinstatement of the Term.

     (d) All of Lessor's rights contained in this Section shall survive the expiration or other termination of this Lease.


12.  EVENTS OF DEFAULT AND REMEDIES:

     (a) The term "Event of Default", wherever used herein, shall mean any of the following events under this Lease: (i) Lessee breaches its obligation to pay Rent or any other sum when due and fails to cure the breach within ten (10) days after written notice from Lessor to Lessee; or (ii) Lessee breaches any of its insurance obligations under Section 10; or (iii) Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice from Lessor to Lessee (except that so long as Lessee is proceeding diligently and in good faith towards curing such breach and is in fact making progress towards curing such breach, then Lessee shall have such additional time, not to exceed sixty (60) additional days, as is necessary to cure such breach); or (iv) any representation or warranty made by Lessee in connection with this Lease shall be false or misleading in any material respect; or (v) Lessee or any guarantor or other obligor for any of the obligations hereunder (collectively "GUARANTOR") becomes insolvent or ceases to do business as a going concern; or (vi) a petition is filed by or against Lessee or any Guarantor under any bankruptcy, insolvency or similar laws and in the event of an involuntary petition, the petition is not dismissed within forty-five (45) days of the filing date; or (vii) if Lessee or any Guarantor is a natural person, any death or incompetency of Lessee or such Guarantor; or
(viii) Lessee breaches or is in default under any other agreement by and between Lessor and Lessee.

     (b) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, at any time thereafter, exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect: (i) demand that Lessee immediately pay as liquidated damages, for loss of a bargain and not as a penalty, an amount equal to the Stipulated Loss Value of the Aircraft, computed as of the Basic Term Rent Date prior to such demand together with all Rent and other amounts due and payable for all periods up to and including the Basic Term Rent Date following such demand; (ii) demand that Lessee pay all amounts due for failure to maintain or return the Aircraft as provided herein and cause Lessee to assign to Lessor Lessee's rights under any manufacturer's service program contract or any extended warranty contract in force for the Aircraft; (iii) proceed by appropriate court action, either at law or in equity, to enforce the performance by Lessee of the applicable covenants of this Lease or to recover damages for breach hereof; (iv) by notice in writing terminate this Lease, whereupon all rights of Lessee to use of the Aircraft or any part thereof shall absolutely cease and terminate, and Lessee shall immediately return the Aircraft in accordance with Section 11, but Lessee shall remain liable as provided in Section 11; (v) request Lessee to return the Aircraft to a designated location in accordance with Section 11; (vi) peacefully enter the premises where the Aircraft may be and take possession of the Aircraft; (vii) sell or otherwise dispose of the Aircraft at private or public sale, in bulk or in parcels, with or without notice, and without having the Aircraft present at the place of sale; (viii) lease or keep idle all or part of the Aircraft; (ix) use Lessee's premises for storage pending lease or sale or for holding a sale without liability for rent or costs; (x) collect from Lessee all costs, charges and expenses, including reasonable legal fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto; and/or (xi) declare any Event of Default under the terms of this Lease to be a default under any other agreement between Lessor and Lessee.

     (c) Lessor shall have the right to any proceeds of sale, lease or other disposition of the Aircraft, if any, and shall have the right to apply same in the following order of priorities: (i) to pay all of Lessor's costs, charges and expenses incurred in enforcing its rights under this Lease or in taking, removing, holding, repairing, selling, leasing or otherwise disposing of the Aircraft; then, (ii) to the extent not previously paid by Lessee, to pay Lessor all sums due from Lessee under this Lease; then (iii) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (iv) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (i) and (ii) immediately.

     (d) The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any remedies at law, in equity, or under statute Waiver of any Event of Default shall not be a waiver of any other subsequent Event of Default.


13.  NET LEASE:

     Lessee is unconditionally obligated to pay all rent and other amounts due for the entire Term of this Lease no matter what happens, even if the Aircraft is damaged or destroyed, if it is defective or if Lessee no longer can use it (except with respect to a Casualty Occurrence concerning the Aircraft and for which Lessee has paid Lessor all amounts required by Section 9 hereof). Lessee is not entitled to reduce or set-off against rent or other amounts due to Lessor or to anyone to whom Lessor assigns this Lease whether Lessee's claim arises out of this Lease, any statement by Lessor, Lessor's liability or any manufacturers liability, strict liability, negligence or otherwise.

14.  INDEMNIFICATION:

     (a) Lessee hereby agrees to indemnify Lessor, its agents, employees, successors and assigns (on an after tax basis) from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, or whatsoever kind and nature arising out of or relating to the Aircraft or this Lease, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Lessor's gross negligence or willful misconduct ("CLAIMS"). This indemnity shall include, but is not limited to, Lessor's strict liability in tort and Claims arising out of
(i) the selection, manufacture, purchase, acceptance or rejection of Aircraft, the ownership of the Aircraft during the term of this Lease, and the delivery, lease, possession, maintenance, uses, condition, return or operation of the Aircraft (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of the Aircraft sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

     (b) Lessee hereby represents, warrants and covenants that (i) on the Commencement Date, the Aircraft will qualify for all of the items of deduction and credit specified in Annex B ("TAX BENEFITS") in the hands of Lessor, and
(ii) at no time during the Term of this Lease will Lessee take or omit to take, nor will it permit any sublessee or assignee to take or omit to take, any action (whether or not such act or omission is otherwise permitted by Lessor or by this Lease), which will result in the disqualification of the Aircraft for, or recapture of, all or any portion of such Tax Benefits.

     (c) If as a result of a breach of any representation, warranty or covenant of the Lessee contained in this Lease (i) tax counsel of Lessor shall determine that Lessor is not entitled to claim on its Federal income tax return all or any portion of the Tax Benefits with respect to the Aircraft, or (ii) any Tax Benefit claimed on the Federal income tax return of Lessor is disallowed or adjusted by the Internal Revenue Service, or (iii) any Tax Benefit is recalculated or recaptured (any determination, disallowance, adjustment, recalculation or recapture being a "LOSS"), then Lessee shall pay to Lessor, as an indemnity and as additional rent, an amount that shall, in the reasonable opinion of Lessor, cause Lessor's after-tax economic yields and cash flows to equal the Net Economic Return that would have been realized by Lessor if such Loss had not occurred. Such amount shall be payable upon demand accompanied by a statement describing in reasonable detail such Loss and the computation of such amount. The economic yields and cash flows shall be computed on the same assumptions, including tax rates as were used by Lessor in originally evaluating the transaction ("NET ECONOMIC RETURN"). If an adjustment has been made under
Section 3 then the Effective Rate used in the next preceding adjustment shall be substituted.

     (d) Lessee hereby further represents, warrants and covenants that all amounts includible in the gross income of Lessor with respect to the Aircraft, and all deductions or credits allowable to Lessor with respect to the Aircraft, will be treated as derived from or allocable to sources within the United States in each and every year taxable year of Lessor throughout the entire term of this Lease. If as a result of any breach of the representation, warranty and covenant contained in the immediately preceding sentence, any item of income, credit or deduction with respect to the Aircraft shall not be treated as derived from or allocable to, sources within the United States for any taxable year of Lessor (any such event hereinafter referred to as a "FOREIGN LOSS"), then Lessee shall pay to Lessor as an indemnity, on the next succeeding rental payment date, or in any event within 30 days after written demand to Lessee by Lessor, such amount as, after deduction of all taxes required to be paid by Lessor in respect to the receipt of such amounts under the laws of any federal, state or local government or taxing authority of the United States, shall equal the sum of: (i) the excess of (x) the foreign tax credits which Lessor would have been entitled to for such year had no such Foreign Loss occurred over (y) the foreign tax credits to which Lessor was limited as a result of such Foreign Loss and (ii) the amount of any interest, penalties or additions to tax payable as a result of such Foreign Loss.

     (e) All references to Lessor in this Section 14 include Lessor and the consolidated taxpayer group of which Lessor is a member. All of Lessor's rights, privileges and indemnities contained in this Section 14 shall survive the expiration or other termination of this Lease. The rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

15  DISCLAIMER:

     LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE AIRCRAFT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES AND THAT LESSOR IS LEASING THE AIRCRAFT IN AN "AS IS" CONDITION. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE AIRCRAFT LEASED UNDER THIS LEASE OR ANY COMPONENT THEREOF, OR ANY ENGINE INSTALLED THEREON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO CONDITION, AIRWORTHINESS, DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by the Aircraft, any inadequacy thereof, any deficiency or defect (latent or otherwise) of the Aircraft, or any other circumstance in connection with the Aircraft; (ii) the use, operation or performance of the Aircraft or any risks relating to it; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of the Aircraft. If, and so long as, no Event of Default exists under this Lease, Lessee shall be, and hereby is, authorized during the Term of this Lease to assert and enforce, at Lessee's sole cost and expense, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Aircraft.


16.  REPRESENTATIONS AND WARRANTIES OF LESSEE:

     Lessee hereby represents and warrants to Lessor that on the date of this Lease and at all times during the Term of this Lease:

     (a) Lessee has adequate power and capacity to enter into, and perform under, this Lease and all related documents (together, the "DOCUMENTS") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Aircraft is or is to have its primary hangar location.

     (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws.

     (c) No approval, consent or withholding of objections is required from any governmental authority or entity with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

     (d)  The entry into and performance by Lessee of the Documents will not:
(i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Aircraft pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Lease) to which Lessee is a party.

     (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Lease.

     (f) Each financial statement delivered to Lessor has been prepared in accordance with generally accepted accounting principles consistently applied, and since the date of the most recent financial statement, there has been no material adverse change.

     (g) Lessee's exact legal name is as set forth in the first sentence of this Lease and Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Lease) and Lessee is and will continue to be a "CITIZEN OF THE UNITED STATES" within the meaning of Section 40102(15) of the FAA. Lessee shall not consolidate, reorganize or merge with any other corporation or entity or sell, convey, transfer or lease all or substantially all of its property during the Term of this Lease.

     (h) The chief executive office or chief place of business (as either of such terms is used in Article 9 of the Uniform Commercial Code) of Lessee is located at the address set forth above, and Lessee agrees to give Lessor prior written notice of any relocation of said chief executive office or chief place of business from its present location.

     (i) A copy of this Lease, and a current and valid AC Form 8050-1 will be kept on the Aircraft at all times during the Term of this Lease.

     (j) Lessee has selected the Aircraft, manufacturer and vendor thereof, and all maintenance facilities required hereby.

     (k) Lessee shall maintain all logs, books and records (including any computerized maintenance records) pertaining to the Aircraft and engines and their maintenance during the Term in accordance with FAA rules and regulations.

     (l) Lessee shall not operate the Aircraft under Part 135 of the Federal Aviation Regulations without the prior written approval of Lessor.

     (m) Lessee shall notify the local Flight Standards District Office of the FAA forty-eight (48) hours prior to the first flight of the Aircraft under this Lease.

     (n) Throughout the Term of this Lease, Lessee will not use or operate and will not permit the Aircraft to be used or operated "predominately" outside the United States as that phrase is used in Section 168(g)(1)(A) of the Code.

17.  EARLY TERMINATION:

     (a) On or after the First Termination Date (specified in Annex B), Lessee may, so long as no default exists under this Lease, terminate this Lease as of a Rent Payment Date ("TERMINATION DATE"). Lessee must give Lessor at least ninety
(90) days prior written notice of the termination.

     (b) Lessee shall, and Lessor may, solicit cash bids for the Aircraft on an AS IS, WHERE IS basis without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall, (i) certify to Lessor any bids received by Lessee; and (ii) pay to Lessor, (a) the Termination Value (calculated as of the Termination Date) for the Aircraft; and
(b) all Rent and other sums due and unpaid as of the Termination Date. Neither Lessee nor its agents shall be permitted to bid.

     (c) If all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Aircraft on an AS IS BASIS for cash to the highest bidder; and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value paid by Lessee. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

     (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Aircraft. In that event, on the Termination Date Lessee shall: (i) return the Aircraft (in accordance with Section 11); and (ii) pay to Lessor all amounts required under
Section 17(b) less the amount of the highest bid certified by Lessee to Lessor.

18.  EARLY PURCHASE OPTION:

     (a) On the Early Purchase Option Date (specified in Annex B), Lessee may, so long as no default exists hereunder and this lease has not been earlier terminated, purchase the Aircraft on an AS IS BASIS for cash equal to the Early Purchase Option Price (specified on Annex B), plus all applicable sales taxes. Lessee must give Lessor at least thirty (30) days, but not more than ninety (90) days, prior written notice of the purchase. Lessor and Lessee agree that the Option Price is a reasonable prediction of the price that a willing buyer (who is neither a lessee in possession or a used aircraft dealer) would pay for the Aircraft on the Early Purchase Option Date in an arm's length transaction to a willing seller under no compulsion to sell.

     (b) If Lessee has elected to purchase the Aircraft, then on the Early Option Date Lessee shall pay to Lessor the Early Purchase Option Price (plus all applicable sales taxes) together with any rent and other sums due and unpaid on the Early Purchase Option Date.

19.  END OF LEASE PURCHASE OPTION:

     (a) On the Expiration Date (specified in Annex B), Lessee may, so long as no default has occurred and is continuing exists hereunder and this Lease has not been earlier terminated, purchase the Aircraft on an AS IS BASIS for cash equal to its then Fair Market Value (plus all applicable sales taxes). Lessee must give Lessor at least ninety(90) days, but not more than one hundred eighty
(180) days, prior written notice of its intent to purchase.

     (b) "FAIR MARKET VALUE" shall mean the price which a willing buyer (who is neither a lessee in possession nor a used equipment dealer) would pay for the Aircraft in an arm's-length transaction to a willing seller under no compulsion to sell. In determining the Fair Market Value: (i) the Aircraft shall be assumed to be in the condition in which it is required to be maintained and returned under this Lease, (ii) any installed additions to the Aircraft shall be valued on an installed basis; and (iii) costs of removal of the Aircraft from the current location shall not be a deduction from the value of the Aircraft. If Lessor and Lessee are unable to agree on the Fair Market Value at least sixty
(60) days before Lease expiration, Lessor shall appoint an independent appraiser (reasonably acceptable to Lessee) to determine Fair Market Value. The independent appraisers determination shall be final, binding and conclusive. Lessee shall bear all costs associated with any such appraisal.

     (c) Lessee shall be deemed to have waived this purchase option unless it provides Lessor with written notice of its irrevocable election to exercise the option within fifteen (15) days after the Fair Market Value is told to Lessee.

20.  MISCELLANEOUS:

     (a) LESSEE AND LESSOR HEREBY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT, AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     (b) The Aircraft shall remain Lessor's property unless Lessee purchases the Aircraft from Lessor, and until such time Lessee shall only have the right to use the Aircraft as a lessee. Any cancellation or termination by Lessor of this Lease, pursuant to the provisions of this Lease, shall not release Lessee from any then outstanding obligations to Lessor hereunder.

     (c) Time is of the essence of this Lease. Lessee agrees, upon Lessor's request, to execute, or otherwise authenticate, any document, record or instrument necessary or expedient for filing, recording or perfecting the interest of Lessor or to carry out the intent of this Agreement. In addition, Lessee hereby authorizes Lessor to file a financing statement and amendments thereto describing the Aircraft and any engines, equipment and/or accessories attached hereto (as described in any Annex attached hereto) now and hereafter executed pursuant hereto and adding any other collateral described therein and containing any other information required by the applicable Uniform Commercial Code. At the request of Lessor following any expiration or termination of this Lease, Lessee shall execute and deliver to Lessor, for filing with the FAA, such documents as Lessor shall require to evidence and confirm the expiration or termination of this Lease and the release of the Aircraft from the terms and conditions hereof, and if Lessee fails for any reason to execute and deliver such documents to Lessor, Lessee hereby irrevocably authorizes Lessor to sign Lessee's name to such documents and file such documents with the FAA. All notices required to be given hereunder shall be deemed adequately given if delivered in hand or sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Lease and any Annexes hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and all Annexes referenced herein are incorporated herein by reference. NO VARIATION OR MODIFICATION OF THIS LEASE OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH PARTY TO THIS LEASE.

     (d) If Lessee does not comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated, to effect such compliance, in whole or in part. All reasonable amounts spent and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional Rent due to Lessor. Lessee shall pay the additional Rent within five day after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of any Event of Default.

     (e) Any Rent or other amount not paid to Lessor when due shall bear interest from the due date paid, at the lesser of eighteen percent (18%) per annum or the maximum rate allowed by law. Any provisions in this Lease which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

     (f) THIS LEASE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE AIRCRAFT.

21.  TRUTH-IN-LEASING:

     (a) LESSEE HAS REVIEWED THE AIRCRAFT'S MAINTENANCE AND OPERATING LOGS SINCE ITS DATE OF MANUFACTURE AND HAS FOUND THAT THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER PART 14 CFR 91.409(f)(4) OF THE FEDERAL AVIATION REGULATIONS. LESSEE CERTIFIES THAT THE AIRCRAFT PRESENTLY COMPLIES WITH THE APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS OF PART 14 CFR 91.409(f)(4) OF THE FEDERAL AVIATION REGULATIONS.

     (b) LESSEE CERTIFIES THAT LESSEE, AND NOT LESSOR, IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE DURING THE TERM HEREOF. LESSEE FURTHER CERTIFIES THAT LESSEE UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

     (c) LESSEE CERTIFIES THAT THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART14 CFR 91.409(f)(4) OF THE FEDERAL AVIATION REGULATIONS FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. LESSEE UNDERSTANDS THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                                     LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION        TERAYON COMMUNICATIONS SYSTEMS, INC.

By: /s/ Leah A. Smith                        By: /s/ ZAKI RAKIB
   _____________________                       ________________________________

Name:  Leah A. Smith                        Name: ZAKI RAKIB
     ___________________                         ______________________________

Title: Senior Risk Manager                  Title: CEO
      __________________                          ___________________________

                                    ADDENDUM
                                       TO
                  AIRCRAFT LEASE AGREEMENT, DATED  2/8  , 2002
                                                  -----     ---

This Addendum (this "ADDENDUM") amends and supplements the above-referenced Aircraft Lease Agreement (the "LEASE"), between General Electric Capital Corporation ("LESSOR") and Terayon Communication Systems, Inc. ("LESSEE"), and is hereby incorporated into the Lease as though fully set forth therein. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Lease.

The Lease is amended as follows:

1. In Section I(b), line 1, replace "manufacturer or supplier thereof ("Supplier")" with "Lessee".

2.  Replace Section I(b)(ii) with the following:

          (ii) a Bill of Sale in the form of Annex C attached hereto and a Federal Aviation Administration ("FAA") Bill of Sale Form 8050-2 transferring title of the Aircraft to Lessor;"

3.  In Section I(c), delete the first sentence.

4.  Replace Section VI(a) with the following:

          (a) The parties acknowledge that this is a sale leaseback transaction and the Aircraft is in Lessee's possession as of the Lease Commencement Date.

Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding nor effective until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, and shall then be deemed to have been entered into contemporaneously with the Lease.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum to be executed by their duly authorized representative.


Lessor:                                      Lessee:

General Electric Capital Corporation         Terayon Communication System, Inc.

By:      /s/ LEAH A. SMITH                   By:   /s/ ZAKI RAKIB
   --------------------------------             --------------------------------

Title:      Leah A. Smith                    Title:           CEO
      ---------------------------                  -----------------------------
         Senior Risk Manager

*AIRC0003*
                                    ANNEX A

                   DESCRIPTION OF AIRCRAFT, LESSOR'S COST, AND AIRCRAFT MARKINGS

I.  DESCRIPTION                                                                      COST:
        Bombardier, Model Challenger 604 Aircraft which consists of the          $19,500,000.00
        following components:

        (a) Airframe bearing FAA Registration Mark N881TW and
        Manufacturer's Serial No. 5348;

        (b)  Two, (2) General Electric CF34-3B engines bearing
        Manufacturer's Serial Nos. 872196 and
        872198 respectively (each of which has 750 or more rated takeoff horsepower or the equivalent of such horsepower);

        (c)    N/A       (               )
        ---------------,  ---------------

        --------------- propellers bearing, respectively bearing, Manufacturer's Serial Nos.

        --------------- and

        ---------------, each being rated as follows:

        ---------------

        (d) Standard accessories and optional equipment and such other items fitted or installed on the Aircraft and set forth hereinafter:

        (e) Those items of Lessee Furnished Equipment described in a bill of sale or bills of sale thereof (copies of which are appended hereto), delivered by Lessee to Lessor which constitute appliances and equipment which will be installed on the Aircraft;

        (f)  Sales Tax

        (g)  Other


                                                     CAPITALIZED LESSOR'S COST  $19,500,000.00

II.  AIRCRAFT MARKINGS (REFERENCED IN THE MAINTENANCE SECTION OF LEASE)

(a) Four-by-six inch plaque to be maintained in cockpit and affixed in conspicuous position stating:

             GENERAL ELECTRIC CAPITAL CORPORATION Owner and Lessor.
           TERAYON COMMUNICATION SYSTEMS, INC. Lessee under a certain
                        Lease dated as of    2/8/02   ,
                                          ------------
                   has operational control of this aircraft.

(b)  Similar markings shall be permanently affixed to each engine.


Initials:

Lessee:       /s/ ZR                    Lessee:      /s/ [Illegible]
       -------------------------                -------------------------

                                   *AIRC0007*
                                    ANNEX B
                             DATED THIS Feb 8, 2002
                                        ----------------
                             TO AIRCRAFT LEASE AGREEMENT
                             DATED AS OF Feb 8, 2002
                                         ---------------

Lessor & Mailing Address:                    Lessee & Mailing Address:
GENERAL ELECTRIC CAPITAL CORPORATION         TERAYON COMMUNICATION SYSTEMS, INC.
2400 E. KATELLA AVENUE SUITE 800             2952 BUNKER HILL LANE
ANAHEIM, CA  92806                           SANTA CLARA, CA  95054

Capitalized terms not defined herein shall have the meanings assigned to them in the Aircraft Lease Agreement identified above.

A.  AIRCRAFT.

    Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Aircraft described on Annex A.

B.  FINANCIAL TERMS.

    1.   Advance Rent (if any):                        (a) AMOUNT:    $374,745.14.
                                                       (b) DUE Date:    2/14/02
                                                                      -----------
    2.   Capitalized Lessor's Cost:                    $19,500,000.00.
    3.   Basic Term Commencement Date:                   2/14/02
                                                       ------------.
    4.   Basic Term:                                   59 MONTHS.
    5.   First Basic Term Rent Date:                     2/14/02
                                                       ------------.
    6.   Basic Term Rent Dates:                        14th DAY OF THE MONTH
                                                       ---------------------.
    7.   First Termination Date:                       (24) MONTHS AFTER THE BASIC TERM COMMENCEMENT DATE.
                                                       ---------------------------------------------------
    8.   Last Basic Term Rent Date:                      11/14/06
                                                       -----------.
    9.   Last Delivery Date:                           FEBRUARY 15, 2002.
    10.  Primary Hangar Location:                      2250 N.E. 25th AVE., HILLSBORO, OR  97124
    11.  Supplier:                                     N/A.
    12.  Lessee Federal Tax ID No.:                    770328533.
    13.  Expiration Date:                                12/14/06
                                                       -----------.
    14.  Daily Lease Rate Factor:                      .021353%.
    15.  Basic Term Lease Rate Factor:


                                                       FACTOR                                                 RENTAL NO.
                                                       -----------------------------------------------------------------

                                                            1 to 19                                             1.921770%
                                                            20                                                  1.281180%
    16.  Base Index Rate:                              1.75%


    17. INDEX RATE: A variable per annum interest rate ("CURRENT CPR") which shall be equal to the rate listed for "1-Month" Commercial Paper under the column indicating an average rate as stated in the Federal Reserve Statistical Release H.15 (519) for the second calendar month preceding the calendar month in which the Adjustment Period commences. If, for any reason whatsoever, the Federal Reserve Statistical Release H.15
         (519) is no longer published, the Current CPR shall be equal to the latest Commercial Paper Rate for high grade unsecured notes of 30 days maturity sold through dealers by major corporations in multiples of $1,000, as indicated in the "Money Rates" column of the Wall Street Journal, Eastern Edition, published on the first Business Day of the calendar month preceding the month in which the rental payment being adjusted shall be due and payable.

    18. Calculation of Unadjusted Basic Term Rent: The calculation of the Unadjusted Basic Term Rent (as defined below) is based on an assumption that the Index Rate in effect from time to time throughout the Basic Term would be equal to the Base Index Rate.

     19. Adjustment for the Basic Term: The Unadjusted Basic Term Rent (as defined below) shall be adjusted once each calendar month beginning with the third calendar month following the Basic Term Commencement Date, and such adjustment shall be effective during the adjustment period ("ADJUSTMENT PERIOD") as hereinafter defined. Each Adjustment Period shall commence at the close of business on the 14th day of a calendar month and shall continue through the same day of the next succeeding calendar month. The adjustment to the Unadjusted Basic Term Rent ("ADJUSTMENT AMOUNT") shall be calculated by multiplying the respective Basis Point increase or decrease (rounded up to the nearest whole number of a basis point, when necessary) between the Base Index Rate and the Index Rate for each Adjustment Period by the applicable adjustment factor set forth on Exhibit I attached hereto and multiplying the product by a fraction equal to the Capitalized Lessor's Cost divided by one million. The resulting Adjustment Amount shall then be added or subtracted, as the case may be, to the Rent Payment calculated using the Unadjusted Basic Term Rent.

C. TAX BENEFITS.

         Depreciation Deductions:

         a. Depreciation Method: 200% declining balance method, switching to straight line method for the first taxable year for which using the straight line method with respect to the adjusted basis as of the beginning of such year would yield a larger allowance.

         b.  Recovery Period: 5 YEARS.

         c.  Basis: 100% of Capitalized Lessor's Cost.

D. TERM AND RENT.

     1. Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("INTERIM PERIOD"), Lessee shall pay as Rent ("INTERIM RENT") for each unit of Equipment, the product of the Daily Lease Rate Factor times the Capitalized Lessor's Cost of such unit times the number of days in the Interim Period. Interim Rent shall be due on ___________.

     2. Unadjusted Basic Term Rent. Commencing on _____________ and on the same day of each quarter thereafter (each, a "RENT PAYMENT DATE") during the Basic Term, Lessee shall pay as Rent ("UNADJUSTED BASIC TERM RENT") as adjusted pursuant to Section B(19) above, the product of the Basic Term Lease Rate Factor times the Capitalized Lessor's Cost of the Aircraft in Annex B.

E.  INSURANCE.

     1.  Public Liability: $ 50,000,000.00 total liability per occurrence.

     2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Aircraft.

F.  ADDITIONAL MAINTENANCE REQUIREMENTS.


G.  AMENDMENTS TO LEASE.

         EXCHANGE OPTION.

         (a) SO LONG AS NO EVENT OF DEFAULT EXISTS HEREUNDER AND THE LEASE HAS NOT BEEN EARLIER TERMINATED, AND SUBJECT TO THE CONDITIONS SET FORTH IN SUBSECTION (b) BELOW, Lessee may, as of any rental payment date during the Basic Term of the Lease, upon at least ninety (90) days prior written notice (the "NOTICE") to Lessor, elect to exchange the Aircraft (the "OLD AIRCRAFT") for another Aircraft (the "NEW AIRCRAFT"), by terminating the Lease and entering into a new lease (the "NEW LEASE") with respect to the New Aircraft. The Notice shall be sent to the attention of Lessor's Asset Management Organization, 44 Old Ridgebury Road, Danbury, CT 06810-5105.

         (b) Lessor's obligation to purchase the New Aircraft from the manufacturer or supplier thereof (the "SUPPLIER") or from Lessee (if Lessee has purchased the New Aircraft from the Supplier thereof) and to lease the same to Lessee under the New Lease shall be subject to each of the following conditions: (i) Lessor's receipt of current financial information relating to Lessee and any guarantor of Lessee's obligations; (ii) Lessor's approval, in its sole and absolute discretion, of the creditworthiness and business operations of Lessee and any such guarantor; (iii) Lessor's approval, in its sole and absolute discretion, of the New Aircraft (including but not limited to its make, model, condition, fair market value, and anticipated future value); (iv) Lessor's receipt of an amount (to be agreed upon by Lessor and Lessee) sufficient to terminate the Lease; (v) Lessee's execution and delivery to Lessor of the New Lease, setting forth terms and conditions agreed upon by Lessor and Lessee, and (vi) the execution and delivery to Lessor of such other documents as Lessor shall require. Without limiting the foregoing, if Lessor and Lessee are, for any reason whatsoever, unable to agree upon the termination value described in subsection (iv) above and/or the terms and conditions of the New Lease, then this Exchange Option shall be deemed cancelled and the Lease shall continue in full force and effect.

     Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Annex B is not binding or effective with respect to the Lease or Aircraft until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.
     IN WITNESS WHEREOF, Lessee and Lessor have caused this Annex B to be executed by their duly authorized representatives as of the date first above written.


LESSOR:                                              LESSEE:

GENERAL ELECTRIC CAPITAL CORPORATION                 TERAYON COMMUNICATION
                                                     SYSTEMS, INC.

By:  /s/ Leah A. Smith                               By:  /s/ Zaki Rakib
    -------------------                                 ------------------

Name:  Leah A. Smith                                 Name:   Zaki Rakib
     ------------------                                   ----------------

Title: Senior Risk Manager                           Title:     CEO
      --------------------                                 ---------------


                                                     ATTEST

                                                     By: /s/ Robert Schoergold
                                                         ---------------------

                                                     Name: Robert Schoergold
                                                           -----------------

                                   EXHIBIT I
                                   TO ANNEX B
                               DATED AS OF 2/8/02
                                           ------
                            TO MASTER LEASE AGREEMENT
                            DATED AS OF 2/8/02
                                        ------




                                            floating
                                                rate
                           payment        adjustment
                            number            factor

                                 1           19.3555
                                 2           21.4114
                                 3           20.8205
                                 4           20.2296

                                 5           19.6953
                                 6           18.6766
                                 7           17.8383
                                 8           16.9999

                                 9           16.3893
                                10           15.7503
                                11           15.1967
                                12           14.6431

                                13           14.2034
                                14           13.7922
                                15           13.4094
                                16           13.0267

                                17           12.6724
                                18           12.2613
                                19           11.8787
                                20            7.7593




Initials: /s/ [Illegible]                    /s/ ZAKI RAKIB
          ----------------                   ----------------
          Lessor                             Lessee

                                    ANNEX C


                                  BILL OF SALE

Terayon Communications Systems, Inc. (the "SELLER"), in consideration of the sum of Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00), plus applicable sales taxes, paid by General Electric Capital Corporation (the "BUYER"), receipt and sufficiency of which is hereby acknowledged, hereby grants, sells, assigns, transfers and delivers to Buyer the aircraft, including the airframe, engines and all appurtenant equipment (together, the "AIRCRAFT") described in that certain Aircraft Lease Agreement, dated as of Feb 8, 2002 by and between Seller as lessee and Buyer as lessor (the "LEASE"), along with whatever claims and rights Seller may have against the manufacturer and/or supplier of the Aircraft.

     Buyer is purchasing the Aircraft for leasing back to Seller pursuant to the Lease. Seller represents and warrants to Buyer that (1) Buyer will acquire by the terms of this Bill of Sale and the FAA Bill of Sale, AC Form 8050-2, good title to the Aircraft free from all liens, claims and encumbrances whatsoever;
(2) Seller has the right to sell the Aircraft; and (3) the Aircraft has been delivered to Seller in good order and condition, and conforms to the specifications, requirements and standards applicable thereto.

     Seller agrees to save and hold harmless Buyer from and against any and all federal, state, municipal and local license fees and taxes of any kind or nature, including, without limiting the generality of the foregoing, any and all excise, personal property, use and sales taxes, and from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions and suits resulting therefrom and imposed upon, incurred by or asserted against Buyer as a consequence of the sale of the Aircraft to Buyer.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale this 8 day of Feb, 2002.

                                            SELLER:

                                            Terayon Communication Systems, Inc.

                                            By: /s/ ZAKI RAKIB
                                                -------------------------------

                                            Title: CEO
                                                   ----------------------------

*AIRC0014*                                                                2/8/02


Terayon Communication Systems, Inc.
2952 Bunker Hill Lane
Santa Clara, CA 95054
Attn: Zaki Rakib
     -----------


Dear Mr. Rakib:
     ---------

     GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors and assigns, if any) is entering into an Aircraft Lease Agreement dated 2/8/02 (the "AGREEMENT") with TERAYON COMMUNICATION SYSTEMS, INC. for the lease of a certain Aircraft as more particularly described in Annex A (the "AIRCRAFT") to the Agreement. In accordance with the requirements of Article 2A of the Uniform Commercial Code, Lessor hereby makes the following disclosures to Lessee prior to execution of the Agreement, Lessee is entitled to the promises and warranties, including those of any third party, provided to the Lessor by Supplier, which is supplying the Aircraft in connection with or as part of the contract by which Lessor acquired the Aircraft and (c) with respect to the Aircraft, Lessee may communicate with Supplier and receive an accurate and complete statement of such promises and warranties, including any disclaimers and limitations of them or of remedies.



                                            General Electric Capital Corporation

                                            By:    /s/ Leah A. Smith
                                                 -----------------------
                                            Name:     Leah A. Smith
                                                 -----------------------
                                            Title: Senior Risk Manager
                                                  ----------------------


ACKNOWLEDGED AND AGREED TO:
TERAYON COMMUNICATION SYSTEMS, INC.
   By:  /s/ Zaki Rakib
      -----------------------
 Name:     Zaki Rakib
      -----------------------
Title:       CEO
      ----------------------
Date:       2/8/02
      ----------------------

001137217 *AIRC0009*

                                    ANNEX D

                                  CERTIFICATE

                CORPORATE LESSEE'S BOARD OF DIRECTORS RESOLUTION
              REGARDING AIRCRAFT LEASE AGREEMENT AUTHORIZATION AND
                             INCUMBENCY OF OFFICERS



     The undersigned hereby certifies that he is the Secretary of TERAYON COMMUNICATION SYSTEMS, INC., a corporation validly existing and organized under the laws of the State of Delaware, which Corporation is presently subsisting and in good standing under the laws of such State and is duly qualified to conduct its business within the States of California, that the attached is a true copy of an Action By Unanimous Written Consent of the Board of Directors of said corporation held in accordance with the Certificate of Incorporation and by-laws of said Corporation, and that said resolutions have not been amended, rescinded, modified or revoked, and are in full force and effect.



     President                          Vice President

     (Signature) /s/ [ILLEGIBLE]        (Signature) /s/ [ILLEGIBLE]
                ------------------                 ------------------



     I FURTHER CERTIFY that the duly elected officers of this Corporation named in the foregoing resolution continue to hold their respective offices and that the signature set below the name of each such officer is the true and correct signature of such officer.



/s/ ZAKI RAKIB
---------------------
Secretary

                                    ANNEX E

                           CERTIFICATE OF ACCEPTANCE


AIRCRAFT LEASE AGREEMENT dated as of Feb. 8, 2002 (the "LEASE"), between GENERAL ELECTRIC CAPITAL CORPORATION together with its successors and assigns, if any, as lessor (the "LESSOR"), and TERAYON COMMUNICATION SYSTEMS, INC. as lessee (the "LESSEE").

     A. The Aircraft: Lessee hereby certifies that the Aircraft as set forth and described in Annex A hereto has been delivered to Lessee, inspected by Lessee, found to be in good order and fully equipped to operate as required under applicable law for its intended purpose, and is, on the date set forth below, preowned and used and fully and finally accepted under the Lease.

     B. Representations by Lessee: Lessee hereby represents and warrants to Lessor that on the date hereof:

          (1) The representations and warranties of Lessee set forth in the Lease and all certificates and opinions delivered in connection therewith were true and correct in all respects when made and are true and correct as of the date hereof.


          (2) Lessee has satisfied or complied with all conditions precedent and requirements set forth in the Lease, which are required to be or to have been satisfied or complied with on or prior to the date hereof.

          (3) No Default or Event of Default under the Lease has occurred and is continuing on the date hereof.

          (4) Lessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft, as are required to be obtained under the terms of the Lease.

          (5) Lessee has furnished no equipment for the Aircraft other than as sold to Lessor and as stated on Annex A hereto or permitted as an addition thereto pursuant to the Lease.

          (6) The Lessee has undertaken, at Lessee's expense, a survey of the Aircraft completed by a consultant named by Lessor, which survey includes (i) a complete inventory of the Aircraft, including, without limitation, engines, spare parts and avionics, (ii) review of all operating and maintenance logs (including any computerized program under which the Aircraft has been maintained); (iii) physical inspection of the Aircraft (including a demonstration of flight); and (iv) an analysis of the cost of the Aircraft as compared to similarly equipped Aircraft of same model and approximately the same age, airframe, engine hours and over all condition. Such survey and its availability to Lessee shall not constitute any representation or warranty by Lessor to Lessee of any kind with respect to the Aircraft, its condition or otherwise.

          (7) A report of the results of the survey required by paragraph 6 above, has been delivered to Lessor and since the date thereof, there has not occurred any material change in the configuration or condition of the Aircraft (except such modifications or repairs specified in such survey as being necessary to undertake) and neither engine has accrued more than fifty (50) operating hours since the date of such survey.

          (8) The Lessee has inspected the Aircraft and all pertinent records therefor and the Aircraft has no damage history.


          (9) The nameplates required to be affixed to the Aircraft and to each engine pursuant to the MAINTENANCE Section of the Lease have been duly affixed.


               Date of Delivery of Acceptance: Feb. 8, 2002

IN WITNESS WHEREOF, Lessee has caused this Certificate of Acceptance to be duly executed by its officers thereunto duly authorized.


                                           Lessee:
                                      TERAYON COMMUNICATION SYSTEMS, INC.

                                           By:

                                              /s/ ZAKI RAKIB
                                              --------------------------------

                                           Name:  ZAKI RAKIB
                                                ------------------------------

                                           Title: CEO
                                                 -----------------------------

                                           Date:  2/8/02
                                                ------------------------------

*AIRC0012

                                        ANNEX F

                         STIPULATED LOSS AND TERMINATION VALUES

     The Stipulated Loss and Termination Value of the Aircraft shall be the percentage of Capitalized Lessor's Cost of the aircraft set forth opposite the applicable rent payment.

                CAPITALIZED LESSOR'S COST $ 19,500,000.00


                        # of               stipulated
                        base  termination        loss
                    payments        value       value


                           1      103.288     107.238
                           2      102.718     106.518
                           3      102.107     105.757
                           4      101.458     104.958

                           5      100.773     104.123
                           6      100.051     103.251
                           7       99.265     102.315
                           8       98.427     101.327

                           9       97.538     100.288
                          10       96.617      99.217
                          11       95.656      98.106
                          12       94.661      96.961

                          13       93.632      95.782
                          14       92.580      94.580
                          15       91.502      93.352
                          16       90.400      92.100

                          17       89.275      90.825
                          18       88.128      89.528
                          19       86.955      88.205
                          20       85.761      86.861



Initials:  /s/ [Illegible]         /s/ ZAKI RAKIB
          ------------------       -------------------
          Lessor                   Lessee

(Aircraft on MSP)   *AIRC0020*

                                    ANNEX G
                                       TO
                          AIRCRAFT LEASE DATED 2/8/02

                  ADDITIONAL MAINTENANCE AND RETURN CONDITIONS
                  --------------------------------------------

In addition to the requirements set forth in the MAINTENANCE Section and the RETURN OF AIRCRAFT Section of the Lease, the Lessee shall comply with the following terms and conditions:

(a) Lessee shall keep the Aircraft enrolled and participating at all times in the maintenance service program ("MSP") provided with respect to the Aircraft engines by the Aircraft engine manufacturer or such other engine maintenance provider as is agreed to in writing by Lessor.

(b) On the Return Date, Lessee (i) shall have completed the next required 800 Hour and 24 month inspection on the Aircraft, and the next periodic inspection on each engine; (ii) shall ensure that each engine is paid up in full on the MSP; (iii) shall ensure that the airframe shall have at least: (aa) one-half the available operating hours; and (bb) one-half the available operating months until the next scheduled major airframe inspection allowable between major airframe inspections; and (iv) shall ensure that the life limited components as detailed in chapter five of the Aircraft maintenance manual, Time Limits and Maintenance Checks, have at least one-half the available hours/cycles/months until next scheduled replacement.

(c) In the event that any such engines or airframe does not meet the conditions set forth in paragraph (a) or (b) above, Lessee shall pay Lessor an amount equal to the sum of (i) for each engine, the cost of paying the MSP account balances in full at time of return, plus (ii) the product of: the current estimated cost of the next scheduled major airframe and pressure vessel inspection (including in such estimated cost, all required replacements of life limited parts) multiplied by the fraction wherein the numerator shall be the remainder (0 if negative) of (x) the actual number of respective operating hours or months of operation since the previous major airframe and pressure vessel inspection, minus (y) fifty percent (50%) of the respective total operating hours or months of operation allowable between scheduled major airframe and pressure vessel inspections, and the denominator shall be the respective total operating hours or months of operation between scheduled major airframe and pressure vessel inspections. All prorated inspection and/or overhaul charges, if any, shall be payable as supplemental rent and shall be due upon presentation to Lessee of an invoice setting forth in reasonable detail the calculation of such amounts due, including the names of all sources used for the required cost estimates. (Unless both Lessor and Lessee agree to alternative source(s), the manufacturers of the airframe and engines shall be used as the sources for all cost estimates.)

(d) Upon return of the Aircraft each fuel tank shall contain the same quantity of fuel as was contained in such tanks when such Aircraft was delivered to Lessee (which shall be presumed to be fifty percent (50%) of full capacity unless otherwise specified in the purchase order or other purchase documents) and, in the case of differences in such quantity, an appropriate adjustment will be made by payment at the then current market price of fuel.


INITIALS:        Lessee /s/ Zaki Rakib       Lessor: /s/  [illegible]
                        --------------               ----------------

*AIRC0023*

                             CERTIFICATE CONCERNING
                       PAYMENT OF PERSONAL PROPERTY TAXES
                           (LESSEE REPORTS PROPERTY)

To:  General Electric Capital Corporation
     To insure Lessee's compliance with the provisions of the Aircraft Lease Agreement dated as of 2/8/02 (the "LEASE") by and between the undersigned, as Lessee, and General Electric Capital Corporation (together with its successors and assigns, if any) as Lessor, with respect to the payment of personal property taxes on the Aircraft described in Annex A to the Lease (the "PROPERTY"), Lessee hereby agrees that it will (a) list all such Property, (b) report all property taxes assessed against such Property and (c) pay all such taxes when due directly to the appropriate taxing authority until Lessor shall otherwise direct in writing. Upon request of Lessor, Lessee shall promptly provide proof of filing and proof of payment to Lessor.



                                             LESSEE:

                                             TERAYON COMMUNICATION SYSTEMS, INC.

                                             By:      /s/ Zaki Rakib
                                                   ------------------------
                                             Name:         Zaki Rakib
                                                   ------------------------
                                             Title:             CEO
                                                   ------------------------
                                             Date:           2/8/02
                                                   ------------------------

*AIRC0017*

                                                        Date: 2/8/02
                                                              ------

General Electric Capital Corporation
2400 E. Katella Avenue Suite 800
Anaheim, CA 92806



Gentlemen:

     You are hereby irrevocably authorized and directed to deliver and apply the proceeds due the undersigned in connection with a lease to the undersigned evidenced by that Aircraft Lease Agreement dated 2/8/02 and Annex B dated 2/8/02
as follows:                                      ------                  ------




Terayon Communication Systems, Inc.                    $19,500,000.00



     This authorization and direction is given pursuant to the same authority authorizing the above-mentioned financing.



                                        Very truly yours,

                                             TERAYON COMMUNICATION SYSTEMS, INC.

                                             By:      /s/ Zaki Rakib
                                                  -------------------------
                                           Name:         Zaki Rakib
                                                  -------------------------
                                          Title:             CEO
                                                  -------------------------